Exhibit 99.2

AUTOCAM CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2013 AND 2014

AUTOCAM CORPORATION

INDEX TO FINANCIAL INFORMATION

Page
Autocam Corporation Financial Statements:
Condensed Consolidated Balance Sheets	3
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)	4
Condensed Consolidated Statements of Cash Flows	5
Notes to Condensed Consolidated Financial Statements	6

AUTOCAM CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,	June 30,
Amounts in thousands, except share information	2013	2014
Assets
Current assets:
Cash and equivalents	$9,974	$10,755
Accounts receivable, net of allowances of $324 and $246, respectively	33,683	41,910
Inventories	24,472	26,853
Prepaid expenses and other current assets	4,640	5,333

Total current assets	72,769	84,851
Property, plant and equipment, net	136,390	135,218
Investment in joint venture	11,657	14,242
Equipment deposits and other long-term assets	4,129	6,855

Total Assets	$224,945	$241,166

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term obligations	$18,537	$18,427
Accounts payable	16,436	18,190
Accrued liabilities:
Compensation	7,821	8,335
Other	671	2,969

Total current liabilities	43,465	47,921

Long-term obligations, net of current maturities	45,571	46,382
Deferred taxes	28,238	28,619
Other long-term liabilities	4,990	6,277
Shareholders’ equity:
Common stock – no par value; 10,200,000 shares authorized; 96,550 issued and outstanding at December 31, 2013 and June 30, 2014
Additional paid-in capital	182,890	182,890
Accumulated other comprehensive losses	(985)	(188)
Accumulated deficit	(79,224)	(70,735)

Total shareholders’ equity	102,681	111,967

Total Liabilities and Shareholders’ Equity	$224,945	$241,166

See notes to condensed consolidated financial statements.

AUTOCAM CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Amounts in thousands	2013	2014	2013	2014
Sales	$59,717	$65,438	$114,656	$129,704
Cost of sales	(51,898)	(55,220)	(101,455)	(110,702)

Gross profit	7,819	10,218	13,201	19,002
Selling, general and administrative expenses	(3,445)	(3,831)	(7,036)	(7,353)

Income from operations before stock-based compensation expense	4,374	6,387	6,165	11,649
Stock-based compensation expense	(18)	(288)	(36)	(576)

Income from operations after stock-based compensation expense	4,356	6,099	6,129	11,073
Interest expense, net	(736)	(745)	(1,339)	(1,495)
Other expense, net	(193)	(50)	(343)	(95)

Income before taxes and equity in net income of joint venture	3,427	5,304	4,447	9,483
Taxes	(894)	(1,486)	(1,293)	(2,680)
Equity in net income of joint venture	904	733	1,654	1,686

Net Income	$3,437	$4,551	$4,808	$8,489

Statements of Comprehensive Income (Loss):
Net income	$3,437	$4,551	$4,808	$8,489
Other comprehensive income (losses):
Foreign currency translation adjustments	(1,942)	(61)	(2,452)	814
Change in fair value of interest rate hedge	37	1	68	(17)

Comprehensive Income (Loss)	$1,532	$4,491	$2,424	$9,286

See notes to condensed consolidated financial statements.

AUTOCAM CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended
	June 30,
Amounts in thousands	2013	2014
Net cash provided by operating activities	$3,340	$10,962
Cash flows from investing activities:
Expenditures for property, plant and equipment	(15,687)	(10,390)
Other	183	(133)

Net cash used in investing activities	(15,504)	(10,523)

Cash flows from financing activities:
Borrowings under lines of credit	38,718	36,526
Repayments on lines of credit	(33,844)	(31,326)
Proceeds from issuance of long-term obligations	10,562	1,001
Principal payments of long-term obligations	(4,447)	(5,989)
Other	151	212

Net cash provided by financing activities	11,140	424

Effect of exchange rate changes on cash and equivalents	(140)	(82)

Increase (decrease) in cash and equivalents	(1,164)	781
Cash and equivalents at beginning of period	9,492	9,974

Cash and Equivalents at End of Period	$8,328	$10,755

See notes to condensed consolidated financial statements.

AUTOCAM CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

(unaudited)

		Accumulated
	Additional	Other
	Paid-In	Comprehensive	Accumulated
Amounts in thousands	Capital	Income (Loss)	Deficit	Total
Balance, January 1, 2014	$182,890	($985)	($79,224)	$102,681
Net income			8,489	8,489
Foreign currency translation adjustments		814		814
Change in fair value of interest rate hedge		(17)		(17)

Balance, June 30, 2014	$182,890	($188)	($70,735)	$111,967

See notes to condensed consolidated financial statements.

AUTOCAM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2014

(unaudited)

1. Basis of Presentation and Significant Accounting Policies

Interim Financial Statements– The accompanying condensed consolidated financial statements of Autocam have not been audited, except that the condensed consolidated balance sheet at December 31, 2013 was derived from our audited consolidated financial statements. In our opinion, these financial statements reflect all adjustments necessary to fairly state the results of operations for the three and six month periods ended June 30, 2014 and 2013, our financial position at June 30, 2014 and December 31, 2013, and the cash flows for the six month periods ended June 30, 2014 and 2013 on a basis consistent with our audited financial statements. These adjustments are of a normal recurring nature and are, in the opinion of management, necessary for fair statement of the financial position and operating results for the interim periods.

Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. These unaudited, condensed and consolidated financial statements should be read in conjunction with our audited consolidated financial statements and the notes thereto. The results for the three and six month periods ended June 30, 2014 are not necessarily indicative of results for the year ending December 31, 2014 or any other future periods. In these notes, unless the context otherwise requires, “we,” “our” or “us” refer to Autocam Corporation together with its consolidated subsidiaries (“Autocam”). All currency figures referenced in these notes are reflected in thousands of U.S. dollars, unless otherwise noted.

Pension Plans – We sponsor a defined benefit pension plan for substantially all employees of our Bouverat plant in France. Set forth below are the components of net periodic benefit cost for the plan:

	Six Months Ended June 30,
	2013	2014
Service and interest costs	$46	$55
Expected return on plan assets	(12)	(13)
Amortization of prior service costs	5	5

Net periodic benefit cost	$39	$47

Financial Instruments consist principally of cash and equivalents, accounts receivable and payable and indebtedness. We have determined the estimated fair value amounts for indebtedness using available market information and valuation methodologies (see Note 4). We have determined the estimated fair value of accounts receivable and payable as approximating their book values given their possessing short-term maturities.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Our assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy.

Set forth below is information about the fair value of our financial assets and liabilities at December 31, 2013 and June 30, 2014, according to the valuation techniques we used to determine their fair values:

	Level 1 [1]		Level 2 [2]
	December 31, 2013	June 30, 2014	December 31, 2013	June 30, 2014
Asset -
Cash and equivalents	$9,974	$10,755
Liability -
Interest rate swap arrangements			$131	$105

[1]	Quoted prices in active markets for identical assets or liabilities.
[2]	Observable inputs other than quoted prices in active markets for identical assets and liabilities.

Cash equivalents consist of highly-liquid investments with original maturities of three months or less at the date of purchase, including money market accounts with an active market valuation Level 1 estimate.

Derivative and hedging activity- We are exposed to interest rate risk on approximately one-half of our outstanding indebtedness. All indebtedness to to our senior lender bears interest at variable rates.

From time to time, we manage interest rate risk through the use of interest rate swap agreements. Set forth below are our interest rate swaps outstanding as of June 30, 2014:

Dates		Notional	Monthly	Rate Amounts
Effective	Maturity	Amount	Amortization	Fixed	Float
6/3/10	6/3/15	$1,900,000.00	$158,333.00	2.17%	1 Mo LIBOR
1/4/11	12/31/15	1,050,000.00	58,333.00	1.90%	1 Mo LIBOR
6/30/11	7/31/16	1,596,641.00	64,845.00	1.58%	1 Mo LIBOR
8/31/12	8/31/16	4,333,333.00	166,667.00	0.75%	1 Mo LIBOR
11/30/13	10/31/18	7,600,000.00	279,033.00	1.06%	1 Mo LIBOR

2. Inventories

Set forth below are the components of Inventories:

	December 31,	June 30,
	2013	2014
Raw materials	$10,407	$11,514
Production supplies	4,166	4,693
Work in-process	7,085	7,670
Finished goods	2,814	2,976

Total Inventories	$24,472	$26,853

Inventories are stated at the lower of cost or market on a first-in, first-out (FIFO) basis.

3. Property, Plant and Equipment, Net

Set forth below are the components of Property, Plant and Equipment, Net:

	December 31,	June 30,
	2013	2014
Buildings and land	$22,940	$24,296
Machinery and equipment	173,930	179,390
Furniture and fixtures	6,182	6,489

Total	203,052	210,175
Accumulated depreciation	(66,662)	(74,957)

Total Property, Plant and Equipment, Net	$136,390	$135,218

4. Long-Term Obligations

Set forth below are the components of Long-Term Obligations (percentages represent interest rates as of June 30, 2014):

	December 31,	June 30,
	2013	2014
Senior indebtedness:
Term notes:
August 2012 (2.18%)	$5,333	$4,333
October 2013 (3.21%)	16,184	14,510
Equipment term notes:
July 2011 (3.95%)	756	609
February 2012 (3.78%)	1,534	1,292
Mortgage payable (3.25%)	300	260
Revolving line of credit (2.5%)	2,201	8,842
Capital lease obligations	20,431	18,001
Subordinated affiliate note	5,000	5,000
French Safeguard obligations	3,235	3,206
Brazilian lines of credit	6,451	5,564
Other	2,683	3,192

Total long-term obligations	64,108	64,809
Current portion	(18,537)	(18,427)

Long-term portion	$45,571	$46,382

5. Supplemental Cash Flow Information

Set forth below is a reconciliation of net income to net cash provided by operating activities:

	Six Months Ended
	June 30,
	2013	2014
Net income	$4,808	$8,489
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,995	9,357
Deferred taxes	(264)	370
Other, net	205	892
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(11,878)	(7,945)
Inventories	(1,013)	(1,218)
Prepaid expenses and other current assets	929	(675)
Other long-term assets	(1,925)	(1,897)
Accounts payable	(527)	530
Accrued liabilities	5,193	2,759
Deferred taxes and other	(183)	300

Net Cash Provided by Operating Activities	$3,340	$10,962

6. Income Taxes

For the six month periods ended June 30, 2014 and 2013, our effective tax rates were 28% and 29%, respectively. The difference between the U.S. federal statutory tax rate of 35% and our effective tax rates for the six months ended June 30, 2014 was primarily due to the effective tax rate being impacted by non-U.S. based earnings being taxed at lower rates.

As of June 30, 2014, we do not foresee any significant changes to our unrecognized tax benefits within the next twelve months.

7. Investment in Non-Consolidated Joint Venture

We and an unrelated entity jointly own and operate Wuxi Weifu Autocam Precision Machinery Company, Ltd. (“JV”), a Chinese company located in the city of Wuxi, China. During 2013, we sold to our joint venture partner 1% of the JV for $205, but control of the board of directors remained split evenly between our partner and us. Our remaining 49% investment in JV is being accounted for under the equity method.

Set forth below are JV fuel delivery systems components sales to a customer’s Asian operations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Amounts in thousands	2013	2014	2013	2014
Sales	$10,615	$12,271	$19,106	$24,217

Set forth below are the components of the change in our JV investment balance:

	Six Months Ended
	June 30,
	2013	2014
Beginning Balance	$9,744	$11,657
Investments		500
Sale of 1% ownership interest	(205)
Our share of cumulative earnings	1,689	2,085

	$11,228	$14,242

Set forth below is summarized balance sheet information for JV:

	December 31,	June 30,
	2013	2014
Current assets	$21,488	$29,539
Non-current assets	18,864	19,777

Total assets	$40,352	$49,316

Current liabilities	$13,477	$17,392
Non-current liabilities	(242)	(250)

Total liabilities	$13,235	$17,142

Set forth below are sales of product we made to the JV:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Amounts in thousands	2013	2014	2013	2014
Sales	$51	$62	$150	$126

Amounts due to us from JV were $308 as of December 31, 2013 and $197 as of June 30, 2014.

8. Subsequent Events

On July 21, 2014, we announced the signing of a definitive agreement to merge with NN, Inc. (“NN”). On August 29, 2014, we completed our merger with NN for $259,089 in cash, $29,830 in assumed debt and $31,707 in stock. This acquisition will leverage NN’s and Autocam’s complementary core strengths and values and will position NN’s Precision Metal Components business segment to take advantage of global market trends in fuel efficient technologies such as gasoline direct injection systems, high-pressure diesel injection systems and variable valve timing.